EXHIBIT 12.1

          HISTORICAL AND PRO FORMA RATIOS OF EARNINGS TO FIXED CHARGES

     The Company's consolidated ratios of earnings to fixed charges for each of the periods indicated are set forth below:

                 SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES
                       RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                                  YEARS ENDED DECEMBER 31,
                                               --------------------------------------------------------------
                                                   1992        1993         1994         1995        1996
                                               ------------ ----------- ------------ ------------ -----------
HISTORICAL
 Income (loss) before provision (benefit) for
  income taxes and extraordinary items .......  $ (5,840)   $    922     $ (3,387)    $ 10,188    $  8,067
 Fixed charges(a) ............................    12,997      12,852       25,418       39,253      84,314
                                                --------    --------     --------     --------    --------
 Earnings available for fixed charges ........     7,157      13,774       22,031       49,441      92,381
 Fixed charges ...............................    12,997      12,852       25,418       39,253      84,314
                                                --------    --------     --------     --------    --------
 Ratio of earnings to fixed charges(b) .......         -         1.1 x          -          1.3 x       1.1 x
PRO FORMA(C)
 Income (loss) before provision (benefit) for
  income taxes and extraordinary items .......                                                    $(36,691)
 Fixed charges(a) ............................                                                     141,438
                                                                                                  ---------
 Earnings available for fixed charges ........                                                     104,747
 Fixed charges ...............................                                                     141,438
                                                                                                  --------
 Ratio of earnings to fixed charges(d) .......                                                           -
                                                                                                  --------

                                                   SIX MONTHS ENDED
                                                       JUNE 30,
                                               ------------------------
                                                  1996         1997
                                               ----------- ------------
                                                     (UNAUDITED)
HISTORICAL
 Income (loss) before provision (benefit) for
  income taxes and extraordinary items ....... $  3,611     $  (9,922)
 Fixed charges(a) ............................   27,646        51,993
                                               ---------    ---------
 Earnings available for fixed charges ........   31,257        42,071
 Fixed charges ...............................   27,646        51,993
                                               ---------    ---------
 Ratio of earnings to fixed charges(b) .......      1.1 x           -
PRO FORMA(C)
 Income (loss) before provision (benefit) for
  income taxes and extraordinary items .......              $ (11,179)
 Fixed charges(a) ............................                 67,537
                                                            ---------
 Earnings available for fixed charges ........                 56,358
 Fixed charges ...............................                 67,537
                                                            ---------
 Ratio of earnings to fixed charges(d) .......                      -
                                                            ---------

----------

(a) Fixed charges consist of interest expense, which includes interest on all debt and amortization of debt discount, and deferred financing costs.

(b) Earnings were inadequate to cover fixed charges for the years ended December 31, 1992 and 1994, and for the six months ended June 30, 1997. Additional earnings of $5,840, $3,387, and $9,922 would have been required to cover fixed charges in the years ended December 31, 1992 and 1994, and the six months ended June 30, 1997, respectively.

(c) The pro forma information for the year ended December 31, 1996 reflects the pro forma effect of the completion of the offering of the Old Notes (the "Old Notes Offering") (and the application of the net proceeds thereof as set forth in "Use of Proceeds"), the 1996 Acquisition, the issuance of the Preferred Securities, the Heritage Acquisition and the Common Stock Offering and Preferred Stock Offering as though each occurred on January 1, 1996. The pro forma information for the six months ended June 30, 1997 reflects the pro forma effect of such events as if each had occurred on January 1, 1997.

(d) Earnings were inadequate to cover fixed charges for the pro forma year ended December 31, 1996 and pro forma six months ended June 30, 1997. Additional earnings of $36,691 and $11,179 would have been required to cover fixed charges for the pro forma year ended December 31, 1996 and pro forma six months ended June 30, 1997, respectively.